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                                                                     EXHIBIT 4.1

                               TABLE OF CONTENTS
                             CHICAGO BRIDGE & IRON

                       2001 EMPLOYEE STOCK PURCHASE PLAN

                           (EFFECTIVE APRIL 1, 2001)

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ARTICLE I: DEFINITIONS..............................................    1
  1.01  Company.....................................................    1
  1.02  Compensation................................................    1
  1.03  Contribution Period.........................................    1
  1.04  Included Employee...........................................    1
  1.05  Market Value................................................    1
  1.06  Plan........................................................    2
  1.07  Plan Administrator..........................................    2
  1.08  Participant.................................................    2
  1.09  Participating Subsidiary....................................    2
  1.10  Purchase Date...............................................    2
  1.11  Purchase Price..............................................    2
  1.12  Service Provider............................................    2

ARTICLE II: EFFECTIVE DATE..........................................    2

ARTICLE III: PARTICIPATION..........................................    2
  3.01  Participation...............................................    2
  3.02  Election to Contribute......................................    2
  3.03  Election of Investment......................................    2
  3.04  Interest on Contributions...................................    2

ARTICLE IV: PURCHASE OF SHARES......................................    3
  4.01  Grant of Options............................................    3
  4.02  Purchase Price..............................................    3
  4.03  Withdrawal of Contributions.................................    3
  4.04  Stock Available for Options.................................    3

ARTICLE V: LIMITATIONS ON STOCK PURCHASE............................    3
  5.01  Ineligible Employees........................................    3
  5.02  Nontransferability of Option................................    3
  5.03  Recapitalization Adjustments................................    4
  5.04  Termination of Employment...................................    4
  5.05  Notice of Disposition.......................................    4

ARTICLE VI: AMENDMENT OF THE PLAN...................................    4

ARTICLE VII: TERMINATION OF THE PLAN................................    5
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                             CHICAGO BRIDGE & IRON

                       2001 EMPLOYEE STOCK PURCHASE PLAN

                           (EFFECTIVE APRIL 1, 2001)

     CHICAGO BRIDGE & IRON COMPANY N.V., in order to give its employees and those of Participating Subsidiaries an opportunity to participate in the growth of the Company by investment and reinvestment in the common stock of the Company, has established the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan.

                            ARTICLE I:  DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms when used in this Plan shall have the following meanings:

          1.01 COMPANY: Chicago Bridge & Iron Company N.V., a Netherlands corporation, and its respective corporate successors, if any.

          1.02 COMPENSATION: The total of all wages and salaries, overtime, shift and other premiums and bonuses and other incentive payments paid by the Company or any Participating Subsidiary to an employee or former employee with respect to a given period of employment during which the employee is a Participant, but excluding the following:

        (a) All employer contributions and payments under any deferred compensation plan or contract, whether tax qualified or non-qualified, excepting all elective employee salary deferrals which are treated as employer contributions under any such plan or contract;

        (b) All payments made by the Company or any Participating Subsidiary for services performed outside the United States which are of a character not customarily made by the Company or any Participating Subsidiary for services performed within the United States;

        (c) All payments identified when made as an allowance for reimbursement of actual or estimated expenses incurred or to be incurred by the recipient of such payments; and

        (d) Any income realized from the grant, receipt, vesting, modification, relinquishment, exchange, assignment, transfer, sale or other disposition of securities of the Company or any Participating Subsidiary, or rights or options with respect thereto.

          1.03 CONTRIBUTION PERIOD: Any one of four periods of each calendar year during which payroll deductions are made under the Plan. A new Contribution Period shall begin with the start of the pay period which includes the first day of each calendar quarter.

          1.04 INCLUDED EMPLOYEE: Any person who is either: a) a full time or regular part time employee of the Company or of a Participating Subsidiary who is paid from a payroll constituting U.S. source income, or b) an employee of the Company or a Participating Subsidiary employed outside of the United States, if the Participating Subsidiary or a unit thereof which employees the employee has not been excluded from participation by the Company and such employee is not prohibited by the laws of the nation of the employee's residence or employment from participating in the Plan.

          1.05 MARKET VALUE: The composite closing price reported for a given date for a share of the common stock of the Company as traded on the New York Stock Exchange, or if such price is not so reported for that date, then the closing price of a share as so reported for the most recent preceding date on which such trading occurred. If the common stock of the Company shall cease to be so traded, then Market Value shall be the value on that date as determined in such reasonable manner as the Managing Director of the Company determines and describes in a written notice sent to all holders of options granted hereunder and affected by that determination.

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          1.06  PLAN:  The Chicago Bridge & Iron 2001 Employee Stock Purchase
     Plan, as from time to time amended.

          1.07 PLAN ADMINISTRATOR: The person or committee from time to time designated by the Managing Director of the Company for the purposes of administering and conclusively construing the Plan.

          1.08 PARTICIPANT: An Included Employee for whom there is an account established pursuant to this Plan.

          1.09 PARTICIPATING SUBSIDIARY: Such present or future subsidiaries and affiliates of the Company which employ Included Employees, as designated from time to time by the Plan Administrator from among the group consisting of the Company and its present or future subsidiaries and affiliates.

          1.10 PURCHASE DATE: The first regular business day on which trading occurs on the New York Stock Exchange following the end of each calendar quarter.

          1.11 PURCHASE PRICE: The price of the common stock of the Company as defined in Section 4.02.

          1.12 SERVICE PROVIDER: Such third party institution, if any, to or with which the Company, or the Plan Administrator on the Company's behalf, may choose to delegate or contract to provide recordkeeping and other services for the administration of the Plan, which may include, but not be limited to, operation and maintenance of stock brokerage accounts for the purchase, sale and holding of stock for Participants' Employee Stock Purchase Accounts, processing of Participant elections, and reinvestment of dividends paid on stock held in Employee Stock Purchase Accounts.

                          ARTICLE II:  EFFECTIVE DATE

     The effective date of this Plan is April 1, 2001.

                          ARTICLE III:  PARTICIPATION

     3.01  PARTICIPATION:  An Included Employee who is not ineligible under
Section 5.01 may elect to make contributions to the Plan pursuant to Section
3.02.

     3.02 ELECTION TO CONTRIBUTE: An election must be in writing in a form as prescribed by the Plan Administrator, and must be submitted to the Plan Administrator by the 20th day of the calendar month preceding the beginning of a Contribution Period to be effective for such Contribution Period. Thereafter such election cannot be changed or terminated during that Contribution Period except as provided in Section 4.03. Each such election shall authorize the Company or Participating Subsidiary, as applicable, to withhold an integral percentage from one percent (1%) to up to eight percent (8%) of each payment of Compensation. An election once made shall be continuously applied to that Contribution Period and all subsequent Contribution Periods so long as the Participant remains an Included Employee, except as otherwise provided in
Section 4.03 or 5.01, until the Participant notifies the Plan Administrator, in writing as the Plan Administrator prescribes, of a change or termination of such election. Such notice of change or termination must be submitted by the same date as described above and shall take effect as of the beginning of the next Contribution Period after the date of such notice's effective submission.

     3.03 ELECTION OF INVESTMENT: Each Participant electing to make contributions to the Plan as provided in Section 3.02 shall at the time of each such election also be deemed to elect to purchase common stock of the Company under the terms of Articles IV and V, and also to agree to the establishment and administration of an Employee Stock Purchase Account in accordance with such additional requirements as the Plan Administrator may prescribe pursuant to any agreement with the Plan's Service Provider, if any. The Plan Administrator shall promptly notify Participants from time to time of any such additional requirements.

     3.04 INTEREST ON CONTRIBUTIONS: The contributions made by a Participant pursuant to Section 3.02 shall be held by the Company or Participating Subsidiary, as may be applicable, until the purchase of stock

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pursuant to Sections 4.01 and 4.02, or withdrawal pursuant to Section 4.03, and, except as may be required by applicable law, shall not draw any interest or other earnings until so disbursed.

                        ARTICLE IV:  PURCHASE OF SHARES

     4.01 GRANT OF OPTIONS: A Participant who is an Included Employee and who has made an election pursuant to Section 3.02 shall be granted on the first day of each Contribution Period on which an election pursuant to Section 3.03 is effective, an option to purchase shares of common stock of the Company on the Purchase Date next following the applicable Contribution Period. The option so granted shall be automatically exercised, and shares of the common stock of the Company shall be purchased with the Participant's contributions withheld during or paid for the applicable Contribution Period pursuant to Section 3.02, provided a withdrawal pursuant to Section 4.03 or a termination of employment pursuant to Section 5.04 has not occurred. Any unused portion, representing an excess over the amount needed to purchase on the applicable Purchase Date the maximum number of shares allowable under the limitations of Sections 4.02 and 5.01, shall be refunded to such Participant.

     4.02 PURCHASE PRICE: The Purchase Price of the stock purchased under the option granted pursuant to Section 4.01 shall be 85% of the Market Value of such stock on the Purchase Date. The number of shares to which the option applies shall be the number of whole and fractional shares equal to the amount of contributions withheld during the preceding Contribution Period divided by 85% of the Market Value of the stock on the Purchase Date. The maximum number of shares a Participant may purchase under the Plan in a single calendar year shall be the further limited as required by Section 5.01.

     4.03 WITHDRAWAL OF CONTRIBUTIONS: A Participant may withdraw and receive from the Company or Participating Subsidiary, as applicable, a refund of all (but only all) contributions made to date during the current Contribution Period by the submittal of a written election as prescribed by the Plan Administrator no later than the 20th day of the last calendar month of such Contribution Period. Upon such withdrawal, all elections pursuant to Sections 3.02 and 3.03 shall automatically terminate until reinstated pursuant to said Sections.

     4.04 STOCK AVAILABLE FOR OPTIONS: All shares of common stock of the Company from time to time held in the treasury of the Company, and authorized but presently unissued shares of common stock of the Company, but in any event limited to a total of 500,000 shares, shall be available for option and sale pursuant to this Plan. Shares allotted for option and sale pursuant to this Plan for which the right to purchase has expired shall be deemed available for reallotment for option and sale in ensuing Contribution Periods and on subsequent Purchase Dates, as if such shares had never been so allotted.

                   ARTICLE V:  LIMITATIONS ON STOCK PURCHASE

     5.01 INELIGIBLE EMPLOYEES: No otherwise eligible Included Employee shall be granted an option to purchase stock pursuant to this Plan if immediately after that grant such employee owns, or has an option on, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any affiliate thereof. The rules of Section 425(d) of the U.S. Internal Revenue Code of 1986, as from time to time amended, shall apply in determining the stock ownership of an employee for this purpose. Any stock which an employee may purchase under any outstanding right or option shall be treated as stock owned by such employee for the purpose of this section. No employee shall have or be granted under this Plan any option that will permit the employee's rights or options to purchase stock under all such employee stock purchase plans of the Company and its affiliates to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Market Value of such stock, determined as of the date such right or option is granted, for each calendar year during which such right or option is outstanding.

     5.02 NONTRANSFERABILITY OF OPTION: No option to purchase stock pursuant to this Plan shall be transferable by the grantee thereof during the grantee's lifetime, but such an option may be transferred by will or by laws of descent and distribution, which shall include the valid designation of a beneficiary pursuant to uniform procedures prescribed by the Plan Administrator. Each such option shall be exercisable during the


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lifetime of the grantee only by the grantee. Certificates for shares of stock purchased pursuant to an option granted under this Plan may, however, be issued in the names of the grantee and any other adult person or persons jointly, with right of survivorship, provided each such person is a member of the grantee's immediate family and provided further that the grantee so requests in writing at or before the time of his purchase of such shares and at the same time informs the Company of the name and address of his co-owner. A grantee's "immediate family" for the purposes of this Section 5.02 shall include only the grantee's spouse, son, daughter, grandson, granddaughter, niece, nephew, father, mother, brother or sister. Certificates for shares purchased after the transfer of an option as provided above in this Section 5.02 may be issued only in the name or names of the person or persons so succeeding to the option.

     5.03 RECAPITALIZATION ADJUSTMENTS: If the outstanding common stock of the Company is augmented by a dividend in such common stock or divided into a greater or consolidated into a lesser number of shares of such common stock, then (A) the number of unissued shares of such common stock which may thereafter be allotted shall be correspondingly increased or decreased, (B) the number of shares of common stock to which any then outstanding options under the Plan relates shall be correspondingly increased or decreased to the extent that shares are available for allotment within the limit provided in Section 4.04, and (C) the purchase price for each share in respect of which any such option is outstanding at the time of such increase or decrease in the number of outstanding shares of common stock of the Company shall be adjusted in inverse proportion to such increase or decrease in the number of outstanding shares. If the outstanding common stock of the Company is affected by any reorganization, recapitalization, combination of shares, merger, consolidation, acquisition of property or shares, separation, assets spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company that is not described in the preceding sentence and that does not terminate the Plan pursuant to Article VII, the Plan Administrator shall make such adjustments, if any, in the number, kind and purchase price of the shares allotted or subject to options under the Plan, as it deems appropriate.

     5.04 TERMINATION OF EMPLOYMENT: Participation in this Plan ceases immediately when a Participant ceases to be employed by the Company or a Participating Subsidiary for any reason whatsoever, when the Participant's employer ceases to be a Participating Subsidiary, or when the Participant otherwise ceases to be an Included Employee; and such Participant's options shall thereupon terminate. As soon as administratively practicable upon termination of participation, the Company or Participating Subsidiary, as applicable, shall refund to the Participant all contributions accumulated during the applicable Contribution Period. Neither the existence of this Plan nor the grant nor exercise of any rights to purchase shares under this Plan shall impose any obligation on the Company or a Participating Subsidiary to continue to employ any employee, or adversely affect the right of the Company or a Participating Subsidiary to terminate such employment at any time.

     5.05 NOTICE OF DISPOSITION: If a Participant or former Participant sells, transfer, or otherwise makes a disposition of shares purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the Purchase Date to which such option relates, and if such Participant is subject to U.S. Federal income taxes, then such Participant or former Participant shall notify the Company or Participating Subsidiary in writing of such sale, transfer or other disposition, and shall remit to the Company or Participating subsidiary or authorize the Company or Participating Subsidiary to withhold from other sources such amount as the company may determine to be necessary to satisfy any federal, state or local tax withholding obligations of the Company or Participating Subsidiary.

                       ARTICLE VI:  AMENDMENT OF THE PLAN

     The Company reserves the right to amend this Plan in any manner, at any time or from time to time, by action of its Managing Director, or by action of the Supervisory Directors (in which case any such action shall supercede any conflicting action of the Managing Director), but no such amendment shall increase the number of shares of common stock that may be allotted for sale under the Plan without the approval of shareholders of the Company; and except for the purpose of making the Plan meet the requirements of the U.S. Internal Revenue Code of 1986, as from time to time amended, with respect to employee stock purchase plans, no such amendment shall alter or impair any right granted under the Plan without the previous written consent of the holder of that right.



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                     ARTICLE VII:  TERMINATION OF THE PLAN

     The Plan shall continue indefinitely until termination under this Section. The Company reserves the right to terminate this Plan at any time by resolution of its Supervisory Directors, and the Plan shall automatically terminate upon the happening of the first to happen of the following events:

        (a) whenever no shares remain to be allotted under the Plan, or

        (b) whenever any merger of the Company into another corporation or any consolidation of the Company with another corporation, or any transfer of substantially all of the assets of the Company, or any liquidation of the Company, becomes effective or takes place unless the corporate successor of the Company in any such transaction assumes the obligations of the Company under the Plan.

     No options shall be granted after the Plan is terminated nor may any stock be purchased pursuant to the Plan subsequent to the termination. All funds accumulated in Participants' Employee Stock Purchase Accounts as of the date of termination shall be refunded to the affected Participants as soon as administratively practicable after such termination.

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